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                            STOCK PURCHASE AGREEMENT

                                  BY AND AMONG

                           CELLNET DATA SYSTEMS, INC.

                                       AND

                          NORTHERN STATES POWER COMPANY



                          DATED AS OF SEPTEMBER 6, 1996









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                                TABLE OF CONTENTS


                                                                          PAGE

SECTION 1.  PURCHASE AND SALE OF SHARES. . . . . . . . . . . . . . . . . . . 1

     1.1    Authorization of Shares. . . . . . . . . . . . . . . . . . . . . 1
     1.2    Sale of the Shares . . . . . . . . . . . . . . . . . . . . . . . 1
     1.3    Closing. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3

SECTION 2.  OTHER AGREEMENTS . . . . . . . . . . . . . . . . . . . . . . . . 4

     2.1    Restrictions on Transfer of Common Stock . . . . . . . . . . . . 4
     2.2    Future Public Offerings. . . . . . . . . . . . . . . . . . . . . 5

SECTION 3.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY. . . . . . . . . . 5

     3.1    Organization, Good Standing and Qualification. . . . . . . . . . 5
     3.2    Authorization. . . . . . . . . . . . . . . . . . . . . . . . . . 5
     3.3    No Conflict. . . . . . . . . . . . . . . . . . . . . . . . . . . 6
     3.4    Governmental Consents. . . . . . . . . . . . . . . . . . . . . . 6
     3.5    Final Prospectus . . . . . . . . . . . . . . . . . . . . . . . . 6

SECTION 4.  REPRESENTATIONS AND WARRANTIES OF THE PURCHASER. . . . . . . . . 6

     4.1    Purchase of Securities . . . . . . . . . . . . . . . . . . . . . 6
     4.2    Legends. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
     4.3    Authorization. . . . . . . . . . . . . . . . . . . . . . . . . . 7
     4.4    Investment Experience. . . . . . . . . . . . . . . . . . . . . . 7
     4.5    Accredited Investor. . . . . . . . . . . . . . . . . . . . . . . 7
     4.6    Restricted Securities; Rule 144. . . . . . . . . . . . . . . . . 7
     4.7    Access to Data . . . . . . . . . . . . . . . . . . . . . . . . . 8

SECTION 5.  CONDITIONS TO THE PURCHASER'S OBLIGATIONS. . . . . . . . . . . . 8

     5.1    Opinion of Counsel . . . . . . . . . . . . . . . . . . . . . . . 8
     5.2    Representations and Warranties . . . . . . . . . . . . . . . . . 8
     5.3    Compliance with this Agreement . . . . . . . . . . . . . . . . . 8
     5.4    Legal Investment . . . . . . . . . . . . . . . . . . . . . . . . 8
     5.5    Securities Law Compliance. . . . . . . . . . . . . . . . . . . . 8
     5.6    Consents . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9

                                       -i-

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                                TABLE OF CONTENTS
                                   (CONTINUED)
                                                                          PAGE
SECTION 6.  CONDITIONS TO THE COMPANY'S OBLIGATIONS. . . . . . . . . . . . . 9

     6.1    Opinion of Counsel . . . . . . . . . . . . . . . . . . . . . . . 9
     6.2    Representations and Warranties . . . . . . . . . . . . . . . . . 9
     6.3    Compliance with this Agreement . . . . . . . . . . . . . . . . . 9
     6.4    Legal Investment . . . . . . . . . . . . . . . . . . . . . . . . 9
     6.5    Securities Law Compliance. . . . . . . . . . . . . . . . . . . . 9
     6.6    Consents . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9

SECTION 7.  REGISTRATION RIGHTS. . . . . . . . . . . . . . . . . . . . . . .10

     7.1    Definitions. . . . . . . . . . . . . . . . . . . . . . . . . . .10
     7.2    Registration Procedures and Expenses . . . . . . . . . . . . . .10
     7.3    Indemnification. . . . . . . . . . . . . . . . . . . . . . . . .11
     7.4    Information Available. . . . . . . . . . . . . . . . . . . . . .12
     7.5    Rule 144 Reporting . . . . . . . . . . . . . . . . . . . . . . .12
     7.6    Temporary Cessation of Offers and Sales by Purchaser . . . . . .13
     7.7    Transfer of Shares After Registration. . . . . . . . . . . . . .13
     7.8    Termination of Obligations . . . . . . . . . . . . . . . . . . .13

SECTION 8.  MISCELLANEOUS. . . . . . . . . . . . . . . . . . . . . . . . . .14

     8.1    Notices. . . . . . . . . . . . . . . . . . . . . . . . . . . . .14
     8.2    Successors and Assigns . . . . . . . . . . . . . . . . . . . . .14
     8.3    Entire Agreement; Amendment. . . . . . . . . . . . . . . . . . .14
     8.4    Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . .15
     8.5    Governing Law. . . . . . . . . . . . . . . . . . . . . . . . . .15
     8.6    Survival of Representations and Warranties . . . . . . . . . . .15
     8.7    Termination or Modification of Agreement . . . . . . . . . . . .15

                                      -ii-

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                            STOCK PURCHASE AGREEMENT

     This Stock Purchase Agreement (this "AGREEMENT") is made as of September 6, 1996, by and among CellNet Data Systems, Inc., a Delaware corporation
(the "COMPANY") and Northern States Power Company, a Minnesota corporation (the "PURCHASER").

     WHEREAS, the Company and Purchaser have entered into the CellNet MSP and NSP Data Services Agreement dated as of August 30, 1996, providing for at least 1,000,000 meters (the "Data Services Agreement");

     WHEREAS, the Company has determined that it is in the best interests of the Company and its stockholders for the Purchaser to make the investment in the Company provided for, and on the terms and conditions set forth, in this Agreement; and

     WHEREAS, the Purchaser desires to make such investment on such terms and conditions.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and conditions herein contained, the Company and the Purchaser hereby agree as follows:

                 SECTION 1.  PURCHASE AND SALE OF SHARES

     1.1 AUTHORIZATION OF SHARES. The Company has authorized the issuance of shares of its Common Stock, par value $.001 per share (the "SHARES") sufficient to meet the purposes of Section 1.2.

     1.2 SALE OF THE SHARES. Subject to the terms and conditions hereof, the Company will issue and sell to the Purchaser, and the Purchaser will purchase from the Company, at the Closing, a number of Shares pursuant to the calculations and conditions listed in Section 1.2(b) below.

          (a)  DEFINITIONS.

               (i) PURCHASE PRICE. The aggregate purchase price paid by the Purchaser (the "Aggregate Purchase Price" or "APP") for the Shares shall be equal to $15,000,000, provided the Aggregate Purchase Price shall be reduced if, and only to the extent necessary, so that the number of shares (including the Escrow Shares as defined below) purchased does not equal or exceed five percent (5%) of the outstanding voting securities of the Company.

               (ii) FORMULA. In Section 1.2(b) a formula is used to determine the number of Shares sold to the Purchaser for the Aggregate Purchase Price, and of these Shares, the number of Shares placed in escrow (the "Escrow Shares"), and the number of Escrow Shares to be released from escrow. The formula is: the number of Shares equals a quotient where the numerator is





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the Aggregate Purchase Price and the denominator is the Offering
Price Per Share of the Company's Common Stock at the Initial Public Offering (the "Offering Price" or "OP") multiplied by an Adjustment Factor ( the "Adjustment Factor" or "AF")). Algebraically: number of Shares = APP/(OP*AF).

               (iii) ESCROW SHARES. The escrow shares are the number of Shares determined by Section 1.2(b)(i) that will be placed in escrow and held by the Company as Escrow Agent. The Escrow Shares placed in escrow will be governed by this Agreement and an Escrow Agreement (the "Escrow Agreement").

               (iv) CONDITION (A). Condition (A) is satisfied if the Purchaser provides to the Company by September 16, 1996, a letter of intent signed with Wisconsin Electric Power Company ("WEPCO") or a Controlled Corporation (as defined in Section 2.1(c) herein) of WEPCO to enter into a services agreement for at least 750,000 meters with meter routes with an average density of at least 250 meters per square mile. The Company has the sole right exercisable in its sole discretion to extend the completion of Condition (A) after September 16, 1996, through a written notice to the Purchaser.

               (v) CONDITION (B). Condition (B) is satisfied if the Purchaser provides to the Company by December 31, 1997, a services agreement signed with WEPCO for at least 750,000 meters with meter routes with an average density of at least 250 meters per square mile.

               (vi) OFFERING PRICE PER SHARE. The Offering Price Per Share shall be the price at which the Company's Common Stock is sold to the public in the Initial Public Offering.

               (vii) INITIAL PUBLIC OFFERING means the sale of Common Stock by the Company to the public in a firm commitment underwriting pursuant to an effective registration statement filed with the Securities and Exchange Commission (the "SEC").

          (b)  SHARES PURCHASED AND ESCROW OF SHARES.

               (i) Purchaser will purchase from Company a number of Shares equal to the number of Shares determined by the Formula where the AF equals
 .80. The Company shall deliver to Purchaser at the Closing a stock certificate for the number of Shares as so determined less the number of the Escrow Shares. The number of Escrow Shares will equal the number of Shares computed when using the Formula where AF equals .80, minus the number of Shares computed when using the Formula where AF equals .90. The Company shall deliver a stock certificate for the Escrow Shares to the Escrow Agent at the Closing.

               (ii) If Condition (A) is satisfied by September 16, 1996 (or such later date as the Company permits), the number of Escrow Shares released from escrow to the Purchaser will equal the number of Shares computed when using the Formula where AF equals .85, minus the number of Shares computed when using the Formula where AF equals .90.

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               (iii)  If Condition (A) is satisfied and Condition (B) is
satisfied by December 31, 1997, the remaining Escrow Shares shall be released from escrow to the Purchaser.

               (iv) If Condition (A) is not satisfied and Condition (B) is satisfied by December 31, 1997, the number of Escrow Shares released from escrow to the Purchaser will equal the number of Shares computed when using the Formula where AF equals .85, minus the number of Shares computed when using the Formula where AF equals .90.

               (v) If Condition (A) is not satisfied by September 16, 1996 (or such later date as the Company permits), the number of Escrow Shares released from escrow to the Company and cancelled will equal the number of Shares computed when using the Formula where AF equals .80, minus the number of Shares computed when using the Formula where AF equals .85.

               (vi) If Condition (A) is not satisfied by September 16, 1996 (or such later date as the Company permits) and Condition (B) is not satisfied by December 31, 1997 (or such later date as the Company permits), all Escrow Shares shall be released from escrow to the Company and cancelled.

               (vii) If Condition (A) is satisfied and Condition (B) is not satisfied by December 31, 1997, (or such later date as the Company permits), all remaining Escrow Shares shall be released from escrow to the Company and cancelled.

               (viii) The number of shares shall be rounded to the nearest whole share as necessary.

     1.3  CLOSING.

          (a) The purchase and sale of the Shares shall take place at a closing (the "CLOSING") to be held at the offices of Wilson, Sonsini, Goodrich & Rosati, 650 Page Mill Road, Palo Alto, CA 94304-1050, concurrent with the closing of the Company's Initial Public Offering (the "CLOSING DATE"), or at such other place as the Purchaser and the Company shall agree. This Agreement shall terminate and be of no further force and effect if the closing of the Initial Public Offering does not occur on or before June 30, 1997.

          (b) On the Closing Date, subject to the conditions stated herein, the Company will deliver to the Purchaser and the Escrow Agent stock certificates representing the number of Shares to be purchased by such Purchaser as provided in Section 1.2(b)(i) against payment to the Company by certified check or wire transfer of the purchase price therefor in federal or other immediately available funds.

                           SECTION 2.  OTHER AGREEMENTS

     1.4  RESTRICTIONS ON TRANSFER OF COMMON STOCK.

          (a) The Purchaser shall not, directly or indirectly, sell or transfer any Common Stock purchased under this Agreement for a period of two years after the Closing Date except as permitted by and in accordance with
Section 2.1(b)and Section 2.1(c).

          (b) Notwithstanding Section 2.1(a), one year after the Closing Date Agreement, Purchaser shall be able to, directly or indirectly, sell or transfer one-half of the Common Stock received on the Closing Date, including one-half of any Escrow Shares released to Purchaser.

          (c) Notwithstanding Section 2.1(a), the Purchaser shall be able to sell or transfer any Common Stock purchased under this Agreement at any time
(i) to the Company or any person or group approved by the Company (such approval to be granted or withheld in its sole discretion); or (ii) to a corporation of which the Purchaser owns not less than 80% of the voting power entitled to be cast in the election of the Purchaser's directors or a corporation which owns directly or indirectly not less than 80% of the voting power entitled to be cast in the election of the Purchaser's directors or a corporation which directly or indirectly is under common control with the Purchaser through the ownership of not less then 80% of the voting power entitled to be cast in the election of directors of the affiliated corporation (any of such corporation being referred to as a "Controlled Corporation"), so long as such Controlled Corporation agrees to hold such Common Stock subject to all the provisions of this Agreement, and agrees to transfer such Common Stock to the Purchaser or another Controlled Corporation of the Purchaser if it ceases to be a Controlled Corporation of the Purchaser; or (iii) in response to (1) an offer to purchase or exchange for cash or other consideration any Common Stock (a) which is made by or on behalf of the Company, or (b) which is made by another person or group and is not opposed by the Board of Directors of the Company within the time such Board is required, pursuant to regulations under the Securities Exchange Act of 1934, to advise the Company's stockholders of such Board's position on such offer, or (2) any other offer made by another person or group to purchase or exchange for cash or other consideration any Common Stock which, if successful, would result in such person or group owning or having the right to acquire Common Stock representing more than 40% of the total Common Stock of the Company then outstanding; or (iv) pursuant to a bona fide pledge of such Common Stock to an institutional lender to secure a loan, guarantee or other financial support, provided that such lender agrees to hold such Common Stock subject to all provisions of this Agreement and any sale or disposition by such lender of such pledged Common Stock shall be subject to the limitations of this Section 2.1; or (v) in the event of a merger or consolidation in which the holders of Common Stock of the Company prior to the merger or consolidation cease to hold, directly or indirectly, at least 51% of the Common Stock of the surviving entity, or (vi) pursuant to a plan of liquidation of the Company. Notwithstanding Section 2.1(a) and subject to compliance with all securities laws applicable to restricted securities, Purchaser shall be entitled to sell or transfer not more than one-half of the

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Common Stock received on the Closing Date, including one-half of the Escrow
Shares, to WEPCO or a Controlled Corporation (as defined above substituting WEPCO for Purchaser in such definition) of WEPCO.

     2.2 FUTURE PUBLIC OFFERINGS. Purchaser will have the right to participate in future public offerings of newly issued Common Stock by the Company within two years after the Closing Date. Purchaser shall be entitled to purchase a percentage of the shares issued in the new offering determined by dividing (A) the number of Shares of Common Stock acquired by Purchaser pursuant to this Agreement and owned on the date of such public offering by
(B) the number of shares of Common Stock of the Company outstanding on such date, before giving effect to the shares to be issued in such public offering. Notwithstanding the foregoing, if Purchaser has acquired additional shares of Common Stock of the Company not pursuant to this Agreement, then Purchaser may not acquire shares of Common Stock from the Company in the new offering to the extent the percentage ownership held by the Purchaser of the Company's Common Stock outstanding after such new offering exceeds such percentage ownership held by Purchaser immediately after the Initial Public Offering (giving effect to any Escrow Shares released to Purchaser). Such participation by the Purchaser will be on the same terms and conditions as the public investors and the shares shall be purchased from the underwriters.

     The Company shall notify Purchaser in writing promptly after any filing with the SEC for any such offering and Purchaser will advise the Company promptly in light of the proposed schedule of the offering of Purchaser's election whether or not to participate.

            SECTION 3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company hereby represents and warrants to the Purchaser that:

     3.1 ORGANIZATION, GOOD STANDING AND QUALIFICATION. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority to carry on its business as now conducted and as proposed to be conducted in the future.
The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on its business or properties.

     3.2 AUTHORIZATION. The Company has all corporate right, power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. All corporate action on the part of the Company, its officers, directors and stockholders necessary for (i) the authorization, execution and delivery of this Agreement and the issuance of the Shares and (ii) the performance of all obligations of the Company hereunder has been taken.
This Agreement has been duly executed and delivered by the Company and constitutes the valid and legally binding obligation of the Company, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and rules of law governing specific performance, injunctive relief and other equitable remedies and to limitations of public policy as they may apply to the indemnification provisions set forth in Section 7.3 of this Agreement. Upon their issuance and delivery pursuant to this Agreement, the Shares will be validly issued, fully paid and nonassessable and will be free of any liens or encumbrances; provided, however, that the Shares are subject to restrictions on transfer under state and/or federal securities laws. The issuance and sale of the Shares will not give rise to any preemptive right or right of first refusal or right of participation on behalf of any person.

     3.3 NO CONFLICT. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or to a loss of a material benefit, under, any provision of the Restated Certificate of Incorporation or Bylaws of the Company or any material mortgage, indenture, lease or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company, its properties or assets.

     3.4 GOVERNMENTAL CONSENTS. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state, local or provincial governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement, except for any post-sale filings pursuant to applicable state securities laws, which filings will be effected within the applicable time periods. The offer and sale of the Shares pursuant to the terms of this Agreement are exempt from the registration requirements of Section 5 of the Securities Act of 1933, as amended (the "SECURITIES ACT").

     3.5 FINAL PROSPECTUS. The Company's Prospectus for the Initial Public Offering as filed with the Securities and Exchange Commission pursuant to Rule 424 shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

           SECTION 4.  REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

     The Purchaser hereby represents and warrants that:

     4.1 PURCHASE OF SECURITIES. The Purchaser is purchasing the Shares for investment for its own account, not as nominee or agent, and not with a view to the distribution or resale thereof, subject, nevertheless, to any requirement of law that the disposition of its property shall be at all times within its control. The Purchaser will not, in any event, make any sale or other disposition of such securities in contravention of the Securities Act and the rules and regulations of the Securities and Exchange Commission thereunder.

     4.2 LEGENDS. The Purchaser understands that the certificates evidencing the Shares shall bear legends in the following form:

          "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED."

          "THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AS SET FORTH IN THE STOCK PURCHASE AGREEMENT BETWEEN THE

          ISSUER AND THE ORIGINAL HOLDER OF THESE SHARES, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER. SUCH TRANSFER RESTRICTIONS ARE BINDING ON TRANSFEREES OF THESE SHARES."

     4.3 AUTHORIZATION. The Purchaser has all corporate right, power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. All corporate action on the part of the Purchaser, its officers, directors and stockholders necessary for (i) the authorization, execution and delivery of this Agreement and (ii) the performance of all obligations of the Purchaser hereunder has been taken. This Agreement has been duly executed and delivered by the Purchaser and constitutes the valid and legally binding obligation of the Purchaser, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and rules of law governing specific performance, injunctive relief and other equitable remedies and to limitations of public policy as they may apply to the indemnification provisions set forth in Section 7.3 of this Agreement.

     4.4 INVESTMENT EXPERIENCE. The Purchaser acknowledges that it can bear the economic risk of its investment, including a complete loss of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Shares. The Purchaser also represents that it has not been organized solely for the purpose of acquiring the Shares. The Purchaser understands that the Shares have not been registered under the Securities Act or under the securities laws of any jurisdiction by reason of reliance upon certain exemptions, and that the reliance of the Company on such exemptions is predicated upon the accuracy of the Purchaser' representations and warranties in this Section 4.

     4.5 ACCREDITED INVESTOR. The Purchaser is an "accredited investor" as defined in Rule 501 of Regulation D under the Securities Act.

     4.6 RESTRICTED SECURITIES; RULE 144. The Purchaser understands that the Shares and the Common Shares issuable upon conversion thereof are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations the Shares may be resold without registration under the Securities Act only in certain limited circumstances. The Purchaser acknowledges that the Shares must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available. The Purchaser is aware of the provisions of Rule 144 promulgated under the Securities Act which permit limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things, the existence of a public market for the shares, the availability of certain current public information about the Company, the resale occurring not less than two (2) years after a party has purchased and paid for the security to be sold, the sale being effected through a "broker's transaction" or in transactions directly with a "market maker" (as provided by Rule 144(f)) and the number of shares being sold during any three (3) month period not exceeding specified limitations.

     4.7 ACCESS TO DATA. The Purchaser has had an opportunity to discuss the Company's business, management and financial affairs with the Company's management and obtain all information regarding the Company which Purchaser has required in determining to purchase the Shares.

              SECTION 5.  CONDITIONS TO THE PURCHASER'S OBLIGATIONS

     The following conditions to the Purchaser' obligations must be satisfied on the Closing Date:

     5.1 OPINION OF COUNSEL. The Purchaser shall have received from Wilson Sonsini Goodrich & Rosati, counsel for the Company, an opinion that (i) the Shares purchased by such Purchaser have been duly authorized and upon payment of the consideration as provided in this Agreement, will be validly issued, fully paid and nonassessable, (ii) the Agreement has been duly authorized, executed and delivered by the Company, and (iii) the issuance of the Shares pursuant to the terms of the Agreement will not be required to be registered under the Securities Act.

     5.2 REPRESENTATIONS AND WARRANTIES. The representations and warranties contained in Section 3 shall be true in all material respects on the Closing Date with the same effect as though made on and as of that date.

     5.3 COMPLIANCE WITH THIS AGREEMENT. The Company shall have performed and complied with all agreements and conditions contained in this Agreement which are required to be performed or complied with by the Company on or before the Closing Date.

     5.4 LEGAL INVESTMENT. On the Closing Date, the purchase of the Shares by the Purchaser shall be legally permitted by all laws and regulations to which the Company and the Purchaser are subject.

     5.5 SECURITIES LAW COMPLIANCE. All actions and steps necessary to assure compliance with applicable federal and state securities laws, including all authorizations, approvals or permits, if any, of any governmental authority or regulatory body in any states where the Shares are being sold that are required in connection with the lawful issuance and sale of the Shares pursuant to this Agreement shall have been duly obtained and shall be effective on the Closing Date except for any such filings as may under applicable law be made subsequent to the Closing Date, which filings the Company agrees it will make in a timely manner.

     5.6 CONSENTS. All material consents, approvals and authorizations, and all material filings with and notifications of governmental authorities and regulatory agencies or other entities which regulate the business of the Company, necessary on the part of the Company to the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, shall have been obtained or effected.

               SECTION 6.  CONDITIONS TO THE COMPANY'S OBLIGATIONS

     The following conditions to the Company's obligations must be satisfied on the Closing Date:

     6.1 OPINION OF COUNSEL. The Company shall have received from counsel to the Purchaser an opinion that the Agreement has been duly authorized, executed and delivered by the Purchaser.

     6.2 REPRESENTATIONS AND WARRANTIES. The representations and warranties contained in Section 4 shall be true in all material respects on the Closing Date with the same effect as though made on and as of that date.

     6.3 COMPLIANCE WITH THIS AGREEMENT. The Purchaser shall have performed and complied with all agreements and conditions contained in the Agreement which are required to be performed or complied with by the Purchaser on or before the Closing Date.

     6.4 LEGAL INVESTMENT. On the Closing Date, the purchase of the Shares by the Purchaser shall be legally permitted by all laws and regulations to which the Company and the Purchaser are subject.

     6.5 SECURITIES LAW COMPLIANCE. All actions and steps necessary to assure compliance with applicable federal and state securities laws, including all authorizations, approvals or permits, if any, of any governmental authority or regulatory body in any states where the Shares are being sold that are required in connection with the lawful issuance and sale of the Shares pursuant to this Agreement shall have been duly obtained and shall be effective on the Closing Date except for any such filings as may under applicable law be made subsequent to the Closing Date, which filings the Company agrees it will make in a timely manner.

     6.6 CONSENTS. All material consents, approvals and authorizations, and all material filings with and notifications of governmental authorities and regulatory agencies or other entities which regulate the business of the Company, necessary on the part of the Company to the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, shall have been obtained or effected.

                         SECTION 7. REGISTRATION RIGHTS

     7.1  DEFINITIONS.  For the purpose of this Section 7:

          (a) the term "Registration Statement" shall mean any registration statement required to be filed by Section 7.2 below, and shall include any preliminary prospectus, final prospectus, exhibit or amendment included in or relating to such registration statement; and

          (b) the term "untrue statement" shall include any untrue statement or alleged untrue statement, or any omission or alleged omission to state in the Registration Statement a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     7.2  REGISTRATION PROCEDURES AND EXPENSES.  The Company shall:

          (a) promptly upon written notice from Purchaser delivered to the Company at any time after ten months from the Closing Date file with the SEC a registration statement under the Securities Act on a form which is appropriate to register the re-sale of one-half of the Shares purchased by Purchaser hereunder;

          (b) use its best efforts, subject to receipt of necessary information from the Purchaser, to cause such Registration Statement to become effective as promptly as practicable but not earlier than on the date one year from the Closing Date;

          (c) prepare and file with the SEC such amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective until termination of such obligation as provided in Section 7.8 below;

          (d) furnish to the Purchaser with respect to the Shares registered on the Registration Statement (and to each underwriter, if any, of such Shares) such number of copies of prospectuses in conformity with the requirements of the Securities Act as the Purchaser may reasonably request, in order to facilitate the public sale or other disposition of the Shares by the Purchaser; provided, however, that the obligation of the Company to deliver copies of prospectuses to the Purchaser shall be subject to the receipt by the Company of reasonable assurances from the Purchaser that the Purchaser will comply with the applicable provisions of the Securities Act and of such other securities laws as may be applicable in connection with any use of such prospectuses;

          (e) file such documents as may be required of the Company for normal securities law clearance for the resale of the Shares in such states of the United States as may be reasonably requested by the Purchaser; provided, however, that the Company shall not be required in connection with this paragraph (e) to qualify as a foreign corporation or execute a general consent to service of process in any jurisdiction; and

          (f) bear all expenses in connection with the procedures in paragraphs (a) through (e) of this Section 7.2 and the registration of the Shares on such Registration Statement and the satisfaction of the blue sky laws of such states, excluding underwriting discounts and selling commissions, legal or accounting expenses of Purchaser and expenses required by law to be borne by Purchaser, all of which shall be borne by Purchaser.

     7.3  INDEMNIFICATION.

          (a) The Company agrees to indemnify and hold harmless Purchaser (and each of its officers, directors, partners or persons, if any, who controls Purchaser within the meaning of Section 15 of the Securities Act) from and against any losses, claims, damages or liabilities to which Purchaser (and each of its officers, directors, partners or persons, if any, who controls Purchaser within the meaning of Section 15 of the Securities Act) may become subject (under the Securities Act or otherwise) insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case on the effective date thereof, or arise out of any failure by the Company to fulfill any undertaking included in the Registration Statement, and the Company will, as incurred, reimburse Purchaser (and each of its officers, directors, partners or persons, if any, who controls Purchaser within the meaning of Section 15 of the Securities Act) for any legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim; provided, however, that the Company shall not be liable in any such case to the extent that such loss, claim, damage or liability arises out of, or is based upon, an untrue statement or omission or alleged untrue statement or omission made in such Registration Statement in reliance upon and in conformity with written information furnished to the Company by or on behalf of Purchaser specifically for use in preparation of the Registration Statement.

          (b) Purchaser agrees to indemnify and hold harmless the Company (and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, each officer of the Company who signs the Registration Statement and each director of the Company), from and against any losses, claims, damages or liabilities to which the Company (or any such officer, director or controlling person) may become subject (under the Securities Act or otherwise), insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon, any untrue statement of a material fact contained in the Registration Statement or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in each case, on the effective date thereof, if such untrue statement was made in reasonable reliance upon and in conformity with written information furnished by or on behalf of Purchaser specifically for use in preparation of the Registration Statement, and Purchaser will, as incurred, reimburse the Company (or such officer, director or controlling person) for any legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim; provided, however, that Purchaser shall in no event be liable for an amount in excess of the proceeds actually received by Purchaser upon any sale of Shares by Purchaser pursuant to the Registration Statement.

          (c) Promptly after receipt by any indemnified person of a notice of a claim or the beginning of any action in respect of which indemnity is to be sought against an indemnifying person pursuant to this Section 7.3, such indemnified person shall notify the indemnifying person in writing of such claim or of the commencement of such action, and, subject to the provisions hereinafter stated, in case any such action shall be brought against an indemnified person and such indemnifying person shall have been notified thereof, such indemnifying person shall be entitled to participate therein, and, to the extent that it shall wish, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified person. After notice from the indemnifying person to such indemnified person of its election to assume the defense thereof, such indemnifying person shall not be liable to such indemnified person for any legal expenses subsequently incurred by such indemnified person in connection with the defense thereof; provided, however, that if there exists or shall exist a conflict of interest that would make it inappropriate in the reasonable judgment of the indemnified person for the same counsel to represent both the indemnified person and such indemnifying person or any affiliate or associate thereof, the indemnified person shall be entitled to retain its own counsel at the expense of such indemnifying person.

          (d) If the indemnification provided for in this Section 7.3 is required by its terms but is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages or liabilities referred to above, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative fault of the parties in connection with the statements or failures which resulted in such losses, claims, damages or liabilities; provided that Purchaser shall not be required to contribute an amount in excess of the proceeds actually received by the Purchaser upon any sale of Shares pursuant to the Registration Statement.

     7.4 INFORMATION AVAILABLE. So long as any registration statement is effective covering the resale of Shares, the Company will furnish to Purchaser as soon as practicable after available and upon request of Purchaser, one copy of (i) its Annual Report to Stockholders (which Annual Report shall contain financial statements audited in accordance with generally accepted accounting principles in the United States of America by a national firm of certified public accountants), (ii) if not included in substance in the Annual Report to Stockholders, its annual report on Form 10-K, (iii) each of its Quarterly Reports to Stockholders, and its quarterly report on Form 10-Q, and (iv) a full copy of the registration statement covering the Shares (the foregoing, in each case, excluding exhibits).

     7.5 RULE 144 REPORTING. With a view to making available the benefits of certain rules and regulations of the SEC which may at any time permit the sale of the Shares to the public without registration, the Company agrees to use its best efforts to:

          (a) Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the effective date on which the Company becomes subject to the reporting requirements of the Securities Act or the Exchange Act; and

          (b) Use its best efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act.

     7.6 TEMPORARY CESSATION OF OFFERS AND SALES BY PURCHASER. The Purchaser acknowledges that there may occasionally be times when the Company may be required to suspend the use of the prospectus forming part of the Registration Statement until such time as an amendment to the Registration Statement has been filed by the Company and declared effective by the Commission, until the prospectus is supplemented or amended to comply with the Securities Act, or until such time as the Company has filed an appropriate report with the Commission pursuant to the Exchange Act. The Company agrees to file any necessary amendments, supplements and reports as soon as practicable under the circumstances. Purchaser hereby covenants that it will not sell any Shares pursuant to said prospectus during a period of not more than 60 days commencing at the time at which the Company gives the Purchaser notice of the suspension of the use of said prospectus and ending at the time the Company gives the Purchaser notice that the Purchaser may thereafter effect sales pursuant to said prospectus, as the same may have been supplemented or amended provided the Company may not suspend the use of such prospectus until at least 60 days has elapsed since the previous suspension.

     7.7 TRANSFER OF SHARES AFTER REGISTRATION. Purchaser hereby covenants with the Company not to make any sale of the Shares except either (i) in accordance with the Registration Statement, in which case Purchaser covenants to comply with the requirement of delivering a current prospectus, or (ii) in accordance with Rule 144, in which case Purchaser covenants to comply with Rule
144. Purchaser further acknowledges and agrees that such Shares are not transferable on the books of the Company unless the certificate submitted to the Company's transfer agent evidencing such Shares is accompanied by a certificate executed by an officer of, or other person duly authorized by, Purchaser certifying to such compliance.

     7.8 TERMINATION OF OBLIGATIONS. The obligations of the Company pursuant to Section 7.2 hereof shall cease and terminate upon the earlier to occur of (i) such time as all of the Shares which have been registered have been resold or
(ii) such time as all of the Shares may be resold in any three-month period pursuant to Rule 144 under the Securities Act or its successors. All obligations of the Company in Section 7 shall cease and terminate upon the earliest to occur of (i) such time as all of the Shares have been resold or
(ii) such time as all of the Shares may be resold under Rule 144(k) under the Securities Act or its successor.

                            SECTION 8. MISCELLANEOUS

     8.1 NOTICES. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by certified or registered mail, postage prepaid, delivered either by hand or by messenger, or transmitted by electronic telecopy (fax) addressed:

               (i)  If to the Company, at:

                         CellNet Data Systems, Inc.
                         Attn:  Paul Manca
                         125 Shoreway Road
                         San Carlos, California 94070
                         Fax:  415/

                    with a copy to:

                         Wilson Sonsini Goodrich & Rosati
                         Attn: Barry E. Taylor, Esq.
                               Trevor J. Chaplick, Esq.
                         650 Page Mill Road
                         Palo Alto, California 94304
                         Fax:  415/493-6811

               (ii) If to Northern States Power Company:

                         Northern States Power Company
                         Attn:  Chief Financial Officer
                         414 Nicollett Mall
                         Minneapolis, Minnesota  55401
                         Tel.: 612/330-7712
                         Fax:  612/330-7558

or at such other address as a party shall have furnished to the other parties in writing. All such notices and other written communications shall be effective
(i) if mailed, seven days after mailing, (ii) if delivered, upon delivery, or
(iii) if faxed, one business day after transmission with telephone or fax confirmation of receipt.

     8.2 SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein, this Agreement shall inure to the benefit of and be binding upon the successors, assigns, heirs, executors and administrators of each of the parties hereto.

     8.3 ENTIRE AGREEMENT; AMENDMENT. This Agreement and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof. Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the Company and the Purchaser. Purchaser has no obligation to invest in the Company other than the obligations contained in this Agreement.

     8.4 COUNTERPARTS. This Agreement may be executed by the several parties on separate counterparts which, when taken together with counterparts signed by all the other parties, shall constitute a single fully executed Agreement which shall be as fully binding and effective as a counterpart which has been executed by all parties.

     8.5 GOVERNING LAW. This Agreement shall be deemed a contract made under the laws of the State of California and together with the rights and obligations of the parties hereunder, shall be construed under and governed by the laws of the State of California.

     8.6 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All of the representations and warranties set forth in Sections 3 and 4 shall survive the execution and delivery of this Agreement and the issuance of the Shares.

     8.7  TERMINATION OR MODIFICATION OF AGREEMENT.

          (a) Notwithstanding anything contained herein this Agreement shall be terminated and cancelled or modified as provided in Section 8.7(b) (i) if the Company and the Purchaser do not enter into the PrimeNet License and Services Agreement (the "PrimeNet Agreement") on or before November 15, 1996;
(ii) if the PrimeNet Agreement after being entered into is terminated or cancelled for any reason; or (iii) if the Data Services Agreement is terminated or cancelled for any reason.

          (b) If any of the events in Section 8.7(a) occur, then as of the date of such event, (i) if Purchaser has not purchased any Shares then all provisions of this Agreement shall be immediately terminated and cancelled, (ii) if Purchaser has purchased Shares and the event in Section 8.7(a) occurs prior to release to Purchaser or the Company of all Escrow Shares under Section 1.2(b), then all remaining Escrow Shares shall be released to the Company notwithstanding the Purchaser's future satisfaction of Condition (A) and/or Condition (B) and the provisions of Section 2.2 of this Agreement shall be immediately terminated and cancelled, and (iii) if the event in
Section 8.7(a) occurs after release to Purchaser or the Company of all Escrow Shares under Section 1.2(b), then the provisions of Section 2.2 of this Agreement shall be immediately terminated and cancelled. Except as provided in the preceding sentence, the remaining provisions of this Agreement shall continue in full force and effect.

     IN WITNESS WHEREOF, the Company and the Purchaser have caused this Agreement to be executed by their duly authorized officers as the date first above written.


                         CELLNET DATA SYSTEMS, INC.


                         /s/ PAUL MANCA
                         ------------------------------------
                         SIGNATURE


                         /s/ PAUL MANCA, VP & CFO
                         ------------------------------------
                         NAME AND TITLE OF SIGNATORY



                         NORTHERN STATES POWER COMPANY


                         /s/ E. J. MCINTYRE
                         ------------------------------------
                         SIGNATURE


                         E. J. MCINTYRE, VICE PRESIDENT & CFO
                         ------------------------------------
                         NAME AND TITLE OF SIGNATORY